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                                                                   Exhibit 10.24


                           INDEMNIFICATION AGREEMENT

     This Agreement is made as of June ___, 1997 by and among Mortimer B. Zuckerman of New York, New York ("Zuckerman"), Edward H. Linde of Weston, Massachusetts ("Linde") and Boston Properties Limited Partnership, a Delaware limited partnership ("BPLP").

     WHEREAS, Zuckerman and Linde and their affiliates intend to cause an initial public offering (the "Offering") of the common stock of Boston Properties, Inc. ("Boston Properties"), the sole general partner of BPLP, and thereafter to conduct its business as a publicly traded real estate investment trust employing the so-called "UPREIT" structure through BPLP as the operating partnership (the "Business");

     WHEREAS, in connection with the Offering, Zuckerman and Linde intend to transfer or cause to be transferred to BPLP certain real property interests (the "Properties") currently owned or held by Zuckerman, Linde or certain of their affiliates, as described in the Registration Statement on Form S-11 (No. 333-25279) filed with the Securities and Exchange Commission relating to the Offering (the "Registration Statement");

     WHEREAS, in connection with the Offering, Zuckerman and Linde also intend to transfer or cause to be transferred to BPLP various assets, rights and interests, including without limitation, obligations and benefits under various contracts and other agreements, all of which relate to the Properties or the Business; and

     WHEREAS, the parties hereto desire that, following the consummation of the Offering (the "IPO Closing Date"), Zuckerman and Linde shall no longer be responsible for any liabilities or obligations arising out of or resulting from events or occurrences relating to the Properties or the Business that accrue or occur (a) after the IPO Closing Date or (b) prior to the IPO Closing Date but which occurred in the ordinary course of the Business or the operation of the Properties.

     NOW, THEREFORE, in consideration of and in order to fulfill the foregoing, the parties hereby agree as follows:

     1.   Indemnification.  From and after the IPO Closing Date, BPLP shall
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indemnify and hold harmless Zuckerman and Linde from and against any and all claims, losses, obligations, liabilities, damages, penalties, fines, costs and expenses of any kind or nature whatsoever (including but not limited to interest which may be imposed in connection therewith) and reasonable fees and disbursements of counsel and other experts incurred in connection with any of the foregoing, or in connection with enforcing any rights to
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indemnification under this Agreement with respect to any of the foregoing
(collectively, "Losses," but which term shall specifically not include the incurrence of personal federal and state income taxes or the loss of any deduction against taxable income) which may be sustained or suffered by Zuckerman or Linde arising out of or resulting from (x) the ownership of any of the Properties after the IPO Closing Date, (y) the failure of BPLP after the IPO Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by BPLP, or (z) the operation of the Business subsequent to the IPO Closing Date, including in any such case and without limitation any and all Losses arising from undertakings given by Zuckerman and Linde (i) pursuant to the Development Agreement between the Cambridge Redevelopment Authority (the "Authority") and Cambridge Center Associates ("CCA") dated June 11, 1979, as amended by the amendments referenced in Schedule A attached hereto, as assigned by CCA to BPLP, and as further amended by Amendment No. 11 to Parcel 3 and 4 Development Agreement dated as of even date herewith between the Authority and BPLP (as so amended and assigned, the "Parcel 3 and 4 Development Agreement"), (ii) pursuant to the Development Agreement dated April 14, 1982 by and between the Authority and CCA, as amended by amendments referenced in Schedule B attached hereto, as assigned by CCA to BPLP, and as further amended by Amendment No. 7 to Parcel 2 Development Agreement of even date herewith by and between the Authority and BPLP (as so amended and assigned, the "Parcel 2 Development Agreement"), (iii) pursuant to any Supplemental Land Disposition Contract entered into under the Parcel 3 and 4 Development Agreement or the Parcel 2 Development Agreement, as such Development Agreements were constituted at any time, and (iv) pursuant to any other documentation under any such Supplemental Land Disposition Contract, including but not limited to the undertakings referred to on Schedule C attached hereto, to the extent in force and effect.

     2.    Gross Negligence, Willful Misconduct.  Notwithstanding anything in
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this Agreement to the contrary, BPLP shall have no obligation under this
Agreement to indemnify or hold harmless Zuckerman or Linde from (i) any Losses arising as a direct result of his gross negligence or willful misconduct or (ii) any Losses arising as a result of the operation of the Business or the ownership and operation of the Properties, in each case out of the ordinary course of business and prior to the IPO Closing Date.

     3.    Further Assurances.
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     (a) In the event that any property, right, interest or other asset owned or held by any of Zuckerman, Linde or any of their affiliates prior to the IPO Closing Date was contemplated in the Registration Statement to be transferred to BPLP but was not, in fact, so transferred or such transfer was not perfected for any reason whatsoever, then each of Zuckerman and Linde hereby covenants and agrees to use commercially reasonable efforts to effectuate or perfect such transfer as soon as reasonably practicable following BPLP's request for the same.

     (b) In the event that Zuckerman and Linde are not explicitly released from liability
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under any contract which is part of the Business and which is assigned to BPLP in connection with the Offering (or of which arrangements are made for the benefits to be transferred to BPLP) (including, without limitation, the contracts specified in Section 1) then, at Zuckerman or Linde's request, BPLP will use reasonable efforts to cooperate with Zuckerman and Linde to have Zuckerman and Linde released as obligors thereunder and have BPLP substituted as sole obligor thereunder.

     4.    Governing Law.  This Agreement shall be governed by and interpreted
           -------------
in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles of conflicts of laws.

     5.    Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

              [Remainder of this page intentionally left blank.]
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.



                         ____________________________________
                         Mortimer B. Zuckerman


                         ____________________________________
                         Edward H. Linde


                         BOSTON PROPERTIES LIMITED PARTNERSHIP

                         By: Boston Properties, Inc., its General Partner


                            By:___________________________________
                               Edward H. Linde
                               President



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